EXHIBIT 10.2

                              CONSULTING AGREEMENT


         Agreement made and entered into as of the 5th day of January 1999, and effective November 10, 1998, by and between Diverse Capital Corp. a Florida corporation whose mailing address is P.O. Box 172574 Tampa, Florida 33672 (the "Company"), and Dunn Capital, Corp., a Delaware corporation having offices at 18133 Longwater Run Drive, Tampa, Florida 33647 (the "Consultant").


                                   WITNESSETH:

         WHEREAS, the Company desires to secure the services of the Consultant to provide assistance with respect to corporate finance, evaluations of possible business partners, introductions to broker/dealers for market making and financing, and the Consultant desires to provide such services to the Company, subject to and in accordance with the terms and conditions hereinafter set forth.


         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, and for other valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

         1. RETENTION. The Company hereby retains the Consultant and the Consultant hereby accepts such retention by Company, for the period and upon the terms and conditions set forth in this Agreement.

         2.   DUTIES

                  (a) The  Consultant  shall  serve the Company  generally  as a consultant to assist the Company with regard to corporate finance, evaluations of possible business partners, mergers and acquisitions and such other matters relating to the above as may be requested by the Company from time to time. The Consultant will seek to find business partners/acquisitions suitable for the Company, but it will be the Company that will structure and negotiate the financing of such transactions.

                  (b) The  Consultant   throughout   the  Term  (as  hereinafter
                      defined in Paragraph 3), shall devote its best efforts to the performance of its duties hereunder in a manner which will faithfully and diligently further the business interests of the Company. It is anticipated that over the Term the Consultant will devote such time to the performance of its duties hereunder as is reasonably requested by the Company from time to time.

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         3.   TERM.This  Agreement shall be in effect for a term (the "Term") of five (5) years commencing as of the date hereof. Thereafter, this Agreement may be extended by mutual written agreement of the parties.


         4.   COMPENSATION.

                  a) SIGNING BONUS. Company shall issue to consultant One Hundred Fifty Thousand (150,000) shares of the Company's common stock, par value $.001 for entering into this Agreement. The stock will be issued on or before March 31, 1999.

                  b) MONTHLY RETAINER. The Company will pay to the consultant eight thousand ($8,000) dollars per month, due and payable in two equal payments of $4,000 on the 1st and 15th of each month.

                  c) OPTIONS. As compensation for services to be rendered by the Consultant during the Term, the Company is issuing simultaneously with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $1.00 per share. The Option Shares will be exercisable for a period commencing from the effective date first written above and terminating on the fifth anniversary of the date hereof. Additionally, the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $1.50 per share. The Option Shares will be exercisable for a period commencing from January 15, 1999 and terminating on January 15, 2004, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $2.00 per share. The Option Shares will be exercisable for a period commencing from January 15, 2000 and terminating on January 15, 2005, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the "Options") to purchase 125,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $2.50 per share. The Option Shares will be exercisable for a period commencing from January 15, 2001 and terminating on January 15, 2006, and the Company shall simultaneously issue to Consultant with the execution and delivery of this Agreement, options (the

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                  "Options") to purchase 250,000 shares (the "Option Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), for an exercise price of $3.00 per share. The Option Shares will be exercisable for a period commencing from January 15, 2002 and terminating on January 15, 2007. Further, all of the Option Shares shall contain cashless exercise and no dilution provisions, as well as piggyback registration rights.


                  Example:

                  EXERCISE DATE             SHARES            EXERCISE PRICE
                  -------------             ------            --------------
                  January   5, 1999         125,000               $1.00
                  January 15, 1999          125,000               $1.50
                  January 15, 2000          125,000               $2.00
                  January 15, 2001          125,000               $2.50
                  January 15, 2002          250,000               $3.00

                  d) FINDERS FEE. In addition to the Options and Option Shares, and as further compensation for services rendered by Consultant, the Company agrees to pay to the Consultant, simultaneously with the closing of any acquisition, merger, reverse-merger and/or equity or debt financing introduced to the Company by the Consultant, excluding Orlando Digital Telephone, and Blazoon Systems, Incorporated, a two (2%) percent fee, payable in cash or stock at the Company's election, on the total value of the acquisition, merger or financing.


         5.   EXPENSES

                  a) REIMBURSEMENT FOR OUT-OF-POCKET EXPENSES. The Company shall reimburse the Consultant for all reasonable expenses incurred during the Term which are directly related to the performance of its services hereunder. All expenses in excess of $200, must be pre approved by an executive officer of the Company. The Consultant shall be reimbursed at such times and with such frequency as is the custom of the Company with regard to reimbursement of employees for expenses. For such purposes, the Consultant shall submit to the Company periodic reports of such expenses, including a statement of the related services performed by the Consultant to which such expenses relate.

                  b)  UNACCOUNTED EXPENSES. The Consultant shall be eligible for
                      reimbursement   of  $2,500.00  per  month  in  Unaccounted
                      Expenses.

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         6.   AUTHORITY TO BIND THE COMPANY. Nothing herein shall imply that the
              Consultant is either an employee or agent of the Company, except to such an extent as might be agreed upon in writing for a specified purpose. Except as expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

         7. COMPANY PROPERTY. All advertising, sales, marketing and other materials or articles or information, including without limitation data processing reports, sales analyses, invoices, price lists or information, or any other materials or data of any kind furnished to the Consultant by the Company or developed by the Consultant for the Company and at the Company's direction or for the Company's use or otherwise in connection with the Consultant's services hereunder, are and shall remain the sole and confidential property of the Company, if the Company requests the return of such materials at any time during or after the Term, the Consultant shall immediately deliver the same to Company.


         8.   NON-COMPETITION, TRADE SECRETS.

              a) During the Term as long as this Agreement is in effect and for a period of two (2) years thereafter, the Consultant shall not directly or indirectly induce or attempt to influence any employee of the Company to terminate his employment with the Company or solicit or divert any business or customer or supplier from the Company.

              b) During the Term and at all times thereafter, the Consultant shall not use for its benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any material referred to in Paragraph 7 above or any information regarding the business methods, business policies, procedures, techniques, trade secrets, or other knowledge or processes of or developed by the Company or any names and addresses of the Company's customers or clients or any data on or relating to past, present or prospective customers or clients of the Company or any other confidential information relating to or dealing with the business operations or activities of the Company, made known to the Consultant or learned or acquired by the Consultant while retained by the Company, provided that this provision shall not be construed to restrict the use or disclosure of any information which (i) is generally publicly known at the time of its disclosure to, or use by, the Consultant or (ii) is lawfully received by the Consultant from a third party not bound in a confidential relationship to the Company or any subsidiary or affiliate thereof.

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

              c) Any and all writings, inventions, improvements, processes, procedures and/or techniques which the Consultant may make, conceive, discover or develop, either solely or jointly with any person or persons, at any time during the Term, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on including developments or expansions of its present fields of Operations, and are directly and specifically related to Consultant's duties arising under this Agreement, and that are reasonably related to a legitimate business interest of the Company, shall be the sole and exclusive property of the Company. The Consultant shall promptly make full disclosure to the Company of all such writings, inventions, improvements, processes, procedures and techniques and otherwise aid and assist the Company so that the Company can prepare and present applications for copyright or letters of patents therefore, can secure such copyright or letter of patent whenever possible, as well as reissues, renewals, and extension thereof, and can obtain the record title to such copyright or patents so that the Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. The Consultant shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques, unless agreed upon in writing by the parties.

              d) The Consultant acknowledges that the restrictions contained in the foregoing subparagraphs (a), (b) and (c), in view of the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company and that any violation thereof would result in irreparable injuries to the Company, and the Consultant therefore acknowledges that, in the event of its violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising form such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

              e) If the period of time or the area specified in subparagraph (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such areas and for such time as adjudged to be reasonable. If the Consultant violates any of the restrictions contained in the forgoing subparagraph (a), the restrictive period shall not run in favor of the Consultant from the time of the commencement of any such violation until such time as such violation shall be cured by the Consultant to

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

              the satisfaction of the Company.


         9. INDULGENCES. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege with respect to any occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.


         10. ASSIGNMENT. Neither party may assign its rights or obligations under the Agreement without the written consent of the other party, except that the Company may assign this Agreement and all rights and obligations hereunder to, and may require the assumption hereof, by any corporation or any other business entity which succeeds to all or substantially all the business of the Company through merger, consolidation or corporate reorganization or by acquisition of all or substantially all of the assets of the Company.


         11. NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly given, made and received when personally delivered, or three (3) days after deposited in the United States mails, certified mail return receipt requested, or one (1) day after send by a reputable overnight courier service, addressed as set forth below:

                IF TO THE COMPANY:                  IF TO THE CONSULTANT:

                Diverse Capital Corp.               Dunn Capital Corp.
                P.O. Box 172574                     18133 Longwater Run Drive
                Tampa, FL 33672                     Tampa, Florida 33647

                Attn:  Mark D. Cobb, President      Attn:  Rose Strohmeyer-Bosso


         12. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding any conflict-of-law doctrine of such state or jurisdiction to the contrary.

         13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties.

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

         14. EXECUTION AND COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered, will be deemed to be an original and all of which taken together will be considered one and the same Agreement.


         15. ARBITRATION. Any dispute, controversy or claim arising out of or in connection with this Settlement Agreement shall be determined and settled by arbitration in the County of Hillsborough, State of Florida, conducted by the American Arbitration Association in accordance with its then existing rules, regulations, practices and procedures. The arbitration proceedings shall be conducted before a single neutral arbitrator selected by the Association in accordance with its then existing rules, regulations, practices and procedures. Any decision rendered by the arbitrator shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of a court of proper jurisdiction in the State of Florida for Hillsborough County and the parties hereto hereby waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. In any proceeding between the parties hereto arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable legal fees and expenses from the losing party.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


COMPANY:                                    CONSULTANT:

DIVERSE CAPITAL CORP.                       DUNN CAPITAL CORP.


By:                                         By:
   -----------------------------------         ---------------------------------
        Mark D. Cobb, President                Rose Strohmeyer-Bosso, President


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